Exhibit 107
Calculation of Filing Fee Table
Form 424B2
(Form Type)
Fidelis Insurance Holdings Limited
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Newly Registered Securities
	Debt	7.750% Fixed-Rate Reset Subordinated Notes	Rule 457(r)	$400,000,000.00	100.00%	$400,000,000.00	0.00015310	$61,240.00
	Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$400,000,000.00		$61,240.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$61,240.00

(1)
The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form F-3 (File No. 333-287332), filed with the Securities and Exchange Commission on May 15, 2025.